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EXHIBIT 99.1


                                                                            NEWS
                                                           FOR IMMEDIATE RELEASE
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                                                        Contact: Zack Irani, CEO
                                                                    949-645-2111



       BIOMERICA SELLS CONTROLLING INTEREST IN ALLERGY IMMUNO TECHNOLOGIES

         NEWPORT BEACH, CA., June 4, 2002 - Biomerica, Inc. (NASDAQ: BMRAC), a global medical technology company, today announced the cash sale of its controlling interest of 13,350,000 shares of Allergy Immuno Technologies, Inc.
(AIT) (OTC BB: ALIM) to LDM Holdings, Inc., Orlando, Florida. Proceeds of the sale exceeded $212,000.

         AIT operated a clinical laboratory and was involved in developing methods for the treatment of allergies. After several years of un-profitability, the operations of AIT were discontinued in March 2002. Prior to the stock sale, Biomerica owned approximately 75.7 percent of the outstanding shares of AIT and its financial results were consolidated with those of Biomerica.

ABOUT BIOMERICA (NASDAQ: BMRA)
Biomerica, Inc. (www.biomerica.com) is a global medical technology company, based in Newport Beach, CA. The Company's diagnostic division manufactures and markets advanced diagnostic products used in the home, in hospitals, and in physician's offices for the early detection of medical conditions and diseases.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Biomerica) contains statements that are forward-looking; such as statements relating to intended launch dates, market size, expansion, expected orders, leading market positions, anticipated future revenues or production volume of the company, success of product and new product offerings. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Biomerica. The potential risks and uncertainties include, among others, fluctuations in the Company's operating results due to its business model and expansion plans, downturns in international and or national economies, the Company's ability to raise additional capital, the competitive environment in which the Company will be competing, and the Company's dependence on strategic relationships. The Company is under no obligation to update any forward-looking statements after the date of this release.